UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10986 (Commission File Number)	11-2148932 (I.R.S. Employer Identification No.)

1938 New Highway, Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

(631) 694-9555

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Misonix, Inc. (the “Company”) held on June 13, 2017, the shareholders of the Company:

(i)	elected John W. Gildea, Charles Miner III, Patrick A. McBrayer, Thomas M. Patton and Stavros G. Vizirgianakis to serve as directors of the Company;
(ii)	approved the Misonix, Inc. 2017 Equity Incentive Plan;
(iii)	approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and
(iv)	ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017.

1.          The votes cast by shareholders with respect to the election of directors were as follows:

	Votes	Votes	Broker
Director	“For”	Withheld	Non-Votes

John W. Gildea	2,608,702	1,061,979	2,530,440

Charles Miner III	2,735,576	935,105	2,530,440

Patrick A. McBrayer	3,281,386	389,295	2,530,440

Thomas M. Patton	3,152,363	518,318	2,530,440

Stavros G. Vizirgianakis	3,609,132	61,549	2,530,440

2.          The votes cast by the shareholders with respect to the approval of the Misonix, Inc. 2017 Equity Incentive Plan were as follows:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes

2,615,202	1,045,869	9,610	2,530,440

3.           The votes cast by the shareholders with respect to the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers were as follows:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes

3,562,852	92,624	15,205	2,530,440

4.          The votes cast by shareholders with respect to the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017 were as follows:

Votes “For”	Votes “Against”	Abstentions

5,959,239	141,701	100,181

There were no broker non-votes with respect to this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.

Date: June 14, 2017	By:	/s/ Stavros G. Vizirgianakis
Stavros G. Vizirgianakis
Chief Executive Officer

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